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                                                                   EXHIBIT 10.59


                               SEVERANCE AGREEMENT


In the event that Dona Fisher is terminated from Russ Berrie and Company, Inc. (the "Company"), for reason other than cause or other than her own voluntary resignation, she will receive 6 months severance pay at the rate that she is being paid on her termination date. This severance will be paid to her over six months on the Company's normal pay schedule. During this period, she will also be entitled to remain on the Company's health and dental insurance plan (making the same payroll contribution as when she was an active employee). Further, if she obtains gainful employment during this six-month severance period (with employment being defined as full-time salaried work, excluding any low-level employment such as in a health club), her severance payments will be terminated, effective the date she starts her new employment.

                                                   RUSS BERRIE AND COMPANY, INC.


                                                   /s/ Russ Berrie
                                                   -----------------
                                                   Russ Berrie
                                                   Chairman and CEO
                                                   December 18, 2000


ACCEPTED AND AGREED:

/s/ Dona Fisher
-----------------
(Dona Fisher)
December 18, 2000